SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

  Date of Report (Date of Earliest Event Reported):  July 7, 1998 (July 1,
                                                     1998)


                           SAMSONITE CORPORATION
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           (Exact name of registrant as specified in its charter)


         DELAWARE                  0-23214                  36-3511556
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      (State or other      (Commission File Number)     (I.R.S. Employer
      jurisdiction of                                  Identification No.)
      incorporation)


      11200 East 45th Avenue
      Denver, Colorado                                      53141-1410
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      (Address of principal executive offices)               (Zip Code)


                                (303) 373-2000
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              (Registrant's telephone number, including area code)


                                    N/A
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          (Former name or former address, if changed since last report)




 Item 5.  Other Events.

      On July 1, 1998, a complaint was filed in the Delaware Court of Chancery on behalf of Kenneth Weiss, individually and as a putative representative of holders of shares of Company common stock, against the Company and certain members of its board of directors challenging the Company's offer to purchase shares of its common stock for a purchase price of $40.00 per share, which offer was upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 20, 1998, as supplemented by the Supplement dated June 9, 1998, and in the related Letter of Transmittal (which together constitute the "Offer"). The purported class action initially sought an order temporarily restraining consummation of the Offer but that application was subsequently withdrawn. The complaint, which seeks compensatory and/or rescissory damages as well as other relief, alleges disclosure violations with respect to the Offer and that the Offer was coercive, the product of unfair dealing and violated the directors' duties. The Company believes that the complaint is without merit and intends to contest it vigorously.



                               SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     SAMSONITE CORPORATION
                                         (Registrant)


                                     By: /s/ Richard H. Wiley
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                                        Name:   Richard H. Wiley
                                        Title:  Chief Financial Officer


 Dated:  July 7, 1998